SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 30, 2004

                       PEGASUS COMMUNICATIONS CORPORATION

               (Exact Name of Registrant as Specified in Charter)


          Delaware                      0-32383                23-3070336
----------------------------   ------------------------   -------------------
(State or Other Jurisdiction   (Commission File Number)    (IRS Employer
      of Incorporation)                                   Identification No.)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania 19004

               (Address of Principal Executive Offices) (Zip Code)



        Registrant's telephone number, including area code: 800-376-0022

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)



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Item 8.01.  Other Events.

     We filed our Form 10-Q for the quarterly period ended June 30, 2004 believing that our independent accountants had completed their quarterly review procedures in accordance with Statement on Auditing Standards No. 100, Interim Financial Information ("SAS 100"). On August 18, 2004, we came to understand that our independent accountants had not completed their SAS 100 review with respect to our accounting for our limited partnership interest in Pegasus PCS Partners. We are reviewing whether some or all of the related investment, which is currently classified as noncurrent assets, should instead be classified as a contra equity account, which would result in a reduction in stockholders' equity. At June 30, 2004, the related investment totaled $19.2 million. Our independent accountants will not complete their review on this issue until we complete our assessment of the accounting treatment. We have provided to and discussed with our independent accountants the disclosures in this filing.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 PEGASUS COMMUNICATIONS CORPORATION


                        By    /s/ Scott A. Blank
                          ---------------------------------------------------
                                 Scott A. Blank,
                                 Senior Vice President


August 30, 2004